Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Aquestive Therapeutics, Inc.:

We consent to the incorporation by reference in this Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of our report dated April 2, 2018, included in the Registration Statement on Form S-1 (No. 333-225924), as amended, and to the reference to our firm under the heading “Experts” in the prospectus included in such Registration Statement.

/s/ KPMG LLP

New York, New York
July 24, 2018